UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2011

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(650) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2011, Openwave and Bruce K. Posey, Senior Vice President, General Counsel and Corporate Secretary entered into a severance agreement and Mr. Posey tendered his resignation, effective as of December 15, 2011. Pursuant to the severance agreement, Mr. Posey is entitled to receive severance benefits equal to six months of base salary, totaling $137,500, subject to withholdings and deductions, and paid COBRA benefits for a maximum of six months, or earlier if he and his family become eligible for healthcare coverage with a new employer. In addition, the post-termination exercise period of stock options held by Mr. Posey was extended to be six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/s/ Anne K. Brennan
Name: Anne K. Brennan
Title: Chief Financial Officer

Dated: December 1, 2011